EXHIBIT 99.2

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”), dated as of October 5, 2005 is made and entered into by and among SigmaTel, Inc., a Delaware corporation (“Purchaser”), Apogee Technology, Inc., a Delaware corporation (“Seller”), and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”).  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, pursuant to an Asset Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) by and among Purchaser, Seller, and certain stockholders of Seller identified on Schedule A thereto (the “Principal Stockholders”), relating to Purchaser’s acquisition of the Acquired Assets from Seller, it is a condition to Purchaser’s acquisition of the Acquired Assets, that Purchaser, Seller and the Escrow Agent enter into this Agreement and that Purchaser deposit a portion of the Purchase Price with the Escrow Agent for the purpose of compensating Purchaser pursuant to the indemnification obligations of Seller and the Principal Stockholder under the Purchase Agreement; and

WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in the Purchase Agreement relating to the operation of the escrow arrangement contemplated thereby;

NOW, THEREFORE, Purchaser, Seller and the Escrow Agent hereby agree as follows:

1.             Appointment of the Escrow Agent; Deposit of Escrow Amount.  Seller and Purchaser hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement.  The Escrow Agent acknowledges receipt of an executed copy of the Purchase Agreement and the amount of Four Hundred Twenty Thousand and No/100 dollars ($420,000) (the “Escrow Amount”) from Purchaser as provided in Section 9.1 of the Purchase Agreement.

2.             The Escrow Fund.  The Escrow Amount and all earnings thereon (the Escrow Amount and all such earnings being referred to herein together as the “Escrow Fund”) shall be held by the Escrow Agent through the Escrow Termination Date (as defined in Section 4 below) in a separate account and apart from any other funds of Purchaser or Seller.  All earnings on the Escrow Amount shall be for the account of Seller.  The Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement.  Amounts held in the Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either Purchaser or Seller owing to the Escrow Agent in any capacity.

3.             Investment of the Escrow Fund; Taxes.

(a)           Escrow Agent shall deposit, transfer, hold and invest all funds received under this Agreement, including principal and interest, in such funds as designated on Schedule A to this Agreement during the period of this escrow or a successor or similar fund offered by the Escrow Agent, upon written direction of the Purchaser (such funds, the “Wells Fargo Funds”).  In the event the Escrow Agent does not receive written direction as to the investment of Escrow Funds, all funds received under this Agreement, including principal and interest, shall be invested in the Wells Fargo Advantage

Government Money Market Fund.  Escrow Agent may invest the Escrow Funds in alternative investments in accordance with written instructions as may from time to time be provided to Escrow Agent and signed by Purchaser and Seller.  Any interest received by Escrow Agent with respect to the Escrow Funds, including reinvested interest, shall become part of the Escrow Funds, and shall be disbursed in accordance with the instructions set forth in Section 4.

(b)           If such investment can be registered, it shall be registered in the name of the Escrow Agent for the benefit of the Purchaser and Seller and held by the Escrow Agent.  The Escrow Agent shall be entitled to sell or redeem any such investments as necessary to make any payments or distributions required under this Agreement.  The Escrow Agent may act as purchaser or agent in the making or disposing of any investments.  The Escrow Agent shall have no responsibility or liability for any diminution of the Escrow Funds held in the Escrow Account which may result from any investment made pursuant to this Agreement, including any losses on any investment required to be liquidated prior to maturity in order to make a payment or distribution required hereunder.

(c)           The investments in the Wells Fargo Funds are not obligations of, or endorsed or guaranteed by, the Escrow Agent or its affiliates and are not insured by the Federal Deposit Insurance Corporation.  The Escrow Agent serves as investment advisor, custodian and transfer agent for the Wells Fargo Funds and will be paid, and its bank affiliates may be paid, fees for services to the fund, which fees may include processing organization fees.

(d)           Such investments will be made as soon as possible following the availability of such funds to the Escrow Agent for investment, taking into consideration the regulations and requirements (including cut-off times) of the Federal Reserve wire system, the investment provider and the Escrow Agent, and compliance with standard operating procedures of such parties.

(e)           The Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting activity in the Escrow Fund for the preceding month, including a statement of any interest earned.  Although Purchaser and each of Seller recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, Purchaser and Seller hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered.  No statement need be rendered for the Escrow Fund if no activity occurred for such month.

(f)            All taxes in respect of earnings on the Escrow Fund shall be the obligation of and shall be paid when due by Seller, who shall indemnify and hold Purchaser and the Escrow Agent harmless from and against all such taxes.  Purchaser and Seller shall each furnish the Escrow Agent with a completed Form W-8 or Form W-9, as applicable.  Purchaser and Seller understand that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

4.             Escrow Period; Release From Escrow.

(a)           The Escrow Fund shall terminate eighteen (18) months after the Closing Date (the “Escrow Termination Date”); provided, however, that a portion of the Escrow Fund, that, in the reasonable judgment of Purchaser, is necessary to satisfy any unsatisfied claims for Indemnifiable Losses described in Section 9.3(a)(i) of the Purchase Agreement and in any Claim Notice theretofore delivered to the Escrow Agent prior to Escrow Termination Date with respect to facts and circumstances existing prior to Escrow Termination Date shall remain in the Escrow Fund until such claims have been resolved.

(b)           Within three (3) business days after the Escrow Termination Date, the Escrow Agent shall release from escrow to Seller the Escrow Fund less the dollar amount equal to (A) any portion of the Escrow Fund delivered to Purchaser in accordance with Section 5 in satisfaction of indemnification claims by an Indemnitee and (B) any portion of the Escrow Fund subject to potential delivery to an Indemnitee in accordance with Section 4(a) with respect to any pending but unresolved indemnification claims of Indemnitee.  Any portion of the Escrow Fund held as a result of clause (B) shall be released to Seller or released to Purchaser (as appropriate) promptly upon resolution of each specific indemnification claim involved and written notice to the Escrow Agent signed by both Purchaser and Seller directing the Escrow Agent as to the disbursement of some or all of the Escrow Funds.

5.             Claim Notice Procedure.

(a)           Subject to the terms and conditions of Article IX of the Purchase Agreement, Purchaser, on behalf of any Indemnitee seeking indemnification pursuant to Article IX of the Purchase Agreement for Indemnifiable Losses described in Section 9.3(a)(i) of the Purchase Agreement (“Eligible Indemnifiable Losses”), shall give written notice to the Escrow Agent (a “Claim Notice”) specifically identifying any bona fide claim which is subject to the indemnity obligations set forth in the Purchase Agreement, within thirty (30) days of such Indemnitee having notice of such claim.  The Purchaser shall also provide a copy of the Claim Notice to the Indemnitor at the same time the Claim Notice is provided to the Escrow Agent.  The Claim Notice shall set forth, to the best of Indemnitee’s Knowledge, all facts and other information with respect to the claim, including without limitation the anticipated amount of Eligible Indemnifiable Losses or reasonable estimate thereof and the section or sections under the Purchase Agreement pursuant to which such claim is made.  The failure to give prompt notice shall not affect the rights of the Indemnitee to indemnity under the Purchase Agreement and to receive compensation from the Escrow Fund pursuant to this Agreement, except to the extent that such failure either shall have prejudiced the Indemnitor in the defense of such claim or shall have increased the amount of the obligation of the Indemnitor.

(b)           Objection to Claim Notice.  For a period of thirty (30) days after the delivery of the Claim Notice to the Escrow Agent, the Escrow Agent shall make no delivery of the Escrow Fund pursuant to Section 4 unless the Escrow Agent shall have received written authorization from the Seller to make such delivery.  After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of that portion or all of the Escrow Fund in accordance with Section 4 hereof, provided that no such payment or delivery may be made if Seller shall object in a written statement (an “Objection”) to the claim made in the Claim Notice, and such statement shall have been delivered to the Escrow Agent and to Purchaser prior to the expiration of such thirty (30) day period.  If an Objection has been made, the Indemnitee and Indemnitor shall work to resolve such dispute in accordance with Section 9.5(b) of the Purchase Agreement.  Upon the Escrow Agent’s receipt of written notice signed by both Purchaser and Seller of the resolution of such Objection in favor of Indemitee, the Escrow Agent shall distribute the amount indicated in such written notice to Purchaser.  Upon receipt of written notice of the resolution of such Objection signed by both Purchaser and Seller in favor of Seller, the Escrow Agent shall make no distribution from the Escrow Fund at that time.  In the event that the parties are unable to resolve the Objection pursuant to the mediation process set forth in Section 9.5(b) of the Purchase Agreement, then the Escrow Agent shall release the Escrow Funds in accordance with either a written statement signed by both Purchaser and Seller or an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either Purchaser or Seller and that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Funds.

6.             Duties and Obligations of the Escrow Agent.  The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document, including but not limited to the Purchase Agreement.  In furtherance and not in limitation of the foregoing:

(a)           the Escrow Agent shall not be liable for any loss of interest sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Fund prior to its maturity effected in order to make a payment required by the terms of this Agreement;

(b)           the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered and shall be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

(c)           the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence;

(d)           the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

(e)           in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a final order of a court of competent jurisdiction; and shall have the right to interplead Purchaser and Seller in any court of competent jurisdiction and request that such court determine its rights and duties hereunder;

(f)            the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of Texas and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto;

(g)           the Escrow Agent shall be under no obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as applicable, from Purchaser and Seller, regardless of whether such party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended; and

(h)           the Escrow Agent shall never be required to use or advance its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

7.             Cooperation.  Purchaser and Seller shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

8.             Fees and Expenses; Indemnity.  The fees of the Escrow Agent, including the normal and usual costs of administering the Escrow Fund, as set forth on Schedule B hereto, any transaction costs, fees or expenses, relating to the investment of the Escrow Amount, and all reasonable costs associated with the administration of claims pursuant to Section 5 of this Agreement shall be paid by Purchaser.  Purchaser agrees to indemnify the Escrow Agent for, and hold it harmless against, any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and of the Purchase Agreement, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity pursuant to this Section 8 need be paid in case of the Escrow Agent’s gross negligence, bad faith or willful misconduct and such indemnification shall survive Escrow Agent’s resignation or removal, or the termination of this Agreement.  In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

9.             Resignation and Removal of the Escrow Agent.

(a)           The Escrow Agent may resign as such thirty (30) calendar days following the giving of prior written notice thereof to Seller and Purchaser.  In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Seller and Purchaser and delivered to the Escrow Agent.  In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Fund to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Fund as such successor may reasonably request.

(b)           If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent’s removal, as the case may be, because Seller and Purchaser are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties to this Agreement.

(c)           Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 9 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Fund, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (c) of Section 6, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

10.           Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or by mail (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to Purchaser, to:	SigmaTel, Inc. 1601 S. MoPac Expressway Suite 100 Austin, Texas 78746 Attention: Chief Executive Officer Facsimile No.: (512) 381-4105

with a copy, which shall not constitute notice, to:	DLA Piper Rudnick Gray Cary US LLP 1221 S. MoPac Expressway, Suite 400 Austin, Texas 78746 Attention: Paul E. Hurdlow, Esq. Facsimile No.: (512) 457-7001

If to Seller, to:	Apogee Technology, Inc. 129 Morgan Drive Norwood, MA 02062 Attention: Chief Executive Officer Facsimile No.: (781) 440-9528

with a copy, which shall not constitute notice, to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 Attention: Anthony Hubbard Facsimile No.: (617) 542-2241

If to the Escrow Agent, to:	Wells Fargo Bank, N.A. Corporate Trust Services 400 West 15th Street, 1st Floor PO Box 2019 (78768) MAC T5656-013 Austin, Texas 78701 Attn: Greg L. Stites Facsimile No.:(512) 344-8621

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section (and confirmed by a copy delivered in accordance with clause (i) or (iii)), be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

11.           Amendments, etc.  This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Purchaser and each Seller and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent.  No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

12.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

13.           Business Day.  For all purposes of this Agreement, the term “business day” shall mean a day other than Saturday, Sunday or any day on which banks located in the States of California and Texas are authorized or obligated to close.

14.           Miscellaneous; Counterparts.  This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Facsimile signatures will be deemed to be original signatures for all applicable purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SIGMATEL, INC.

By:	//S// Phillip E. Pompa

Title:	Senior Vice President

By:	//S// Phillip E. Pompa

APOGEE TECHNOLOGY, INC.

By:	//S// Herbert M. Stein

Title:	Chairman and CEO

By:	//S// Herbert M. Stein

WELLS FARGO BANK, N.A.

By:	//S// Greg Stites

Name:	Greg Stites

Title:	Vice President